EXHIBIT 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Comcast Corporation on Form S-8 of our report dated June 11, 2004 appearing in the Annual Report on Form 11-K of the Comcast-Spectacor 401(k) Plan for the year ended December 31, 2003.

/s/    Grant Thornton LLP

Philadelphia, Pennsylvania

August 12, 2004